UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

Leo Motors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	95-3909667
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)
1291-1, Hasangok-dong, Hanam City, Gyeonggi-do, Republic of Korea	465-250
(Address of principal executive offices)	(Zip Code)

+83 31 796 8870
(Registrant’s telephone number, including area code)

n/a
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMEN

On December 21, 2011, Leo Motors, Inc. (the "Company") entered into a confidential agreement to provide a significant number of E-Box's to a USA based company.  The Company's E-Box is an energy storage device that is integrated into solar and /or wind turbine devices. The Buyer has requested "confidential" treatment of the terms of the agreement. The Company intends on filing a written request with the Security and Exchange Commission under applicable rules and regulations for "confidential" treatment. See SEC 83(c) and SEC Exception Rules 18(b) and 12b-4 generally. Further details concerning the agreement would violate the terms of confidential treatment and may nullify the agreement with further consent of the buyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated December 26, 2011

Leo Motors, Inc.
(Registrant)

By: /s/ Jung Yong (John) Lee
Jung Yong Lee
Chief Executive Officer